UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 29, 2012

EME HOMER CITY GENERATION L.P.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	333-92047-03	33-0826938
(State or other jurisdiction of	(Commission file	(I.R.S. employer
incorporation)	number)	identification no.)

1750 Power Plant Road

Homer City, Pennsylvania  15748

(Address of principal executive offices, including zip code)

(724) 479-9011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report includes forward-looking statements. EME Homer City Generation L.P. has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside EME Homer City’s control. Homer City has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read with Homer City’s Annual Report on Form 10-K for the year ended December 31, 2011 and subsequent Quarterly Reports on Form 10-Q.

Section 1 — Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

On March 29, 2012, EME Homer City Generation L.P. (“Homer City”) and General Electric Capital Corporation (“GE”) entered into an Implementation Agreement (the “Agreement”) with respect to engineering, procurement and construction of certain environmental improvements at the Homer City plant.

The Agreement provides that an affiliate of the GE-controlled owner-lessors of the Homer City plant will enter into an engineering, procurement and construction agreement and other related construction agreements as necessary for the environmental improvements and will have discretion over all decisions related to such construction agreements. Homer City agrees to use commercially reasonable efforts to provide assistance to GE and its affiliates in connection with the performance of GE’s obligations under the construction agreements. The Agreement also gives GE the right to cause Homer City to consummate one or more “Implementation Transactions” or “Alternative Transactions” for the divestiture of its interest in the Homer City plant and, if requested, to assist GE in obtaining certain third-party consents or waivers. Homer City and GE also agree to enter into a transition services agreement in connection with any Implementation Transaction or Alternative Transaction, and Homer City agrees to conduct its business as set forth in the Agreement. GE agrees to waive, to cause the GE owner-lessors of the Homer City plant to waive, and to use commercially reasonable efforts to cause the owner-lessor owned and controlled by Metropolitan Life Insurance Company (“MetLife”) to waive, any rent default event occurring during the effectiveness of the Agreement under the sale-leaseback documents for all purposes other than the restrictions on distributions from Homer City in respect of equity or subordinated indebtedness.

In addition, Homer City and GE agree to take commercially reasonable efforts to facilitate MetLife’s involvement in any Implementation Transaction or Alternative Transaction and to amend the Agreement to allow for MetLife to become a party.

The Agreement also contains certain indemnities by each party in favor of the other. The Agreement may be terminated by GE in its sole discretion at any time effective immediately upon delivery of notice to Homer City. Homer City may terminate the Agreement in connection with certain terminations of the construction agreements, subject to certain conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EME HOMER CITY GENERATION L.P. (REGISTRANT)

By:	Mission Energy Westside Inc., as General Partner

By:	/s/ Maria Rigatti
Maria Rigatti
Director and Vice President

Date:	April 3, 2012